Exhibit 4.3

                            ASSET PURCHASE AGREEMENT

THIS AGREEMENT made as of the 2nd day of July, 2001

BETWEEN:
             E-CRUITER.COM INC.,
             a corporation incorporated under the laws of Canada

             (hereinafter referred to as the "Purchaser")

AND:
             GONYEA CAREER MARKETING INC.,
             a corporation incorporated under the laws of the State of Florida

             (hereinafter referred to as the "Vendor")

WHEREAS:

A. The Vendor carries on the business of resume distribution services the ("Business");

B. The Vendor wishes to sell and assign to the Purchaser, and the Purchaser wishes to purchase and assume from Vendor certain of the assets of such Business on the terms and subject to the conditions hereinafter contained.

NOW THEREFORE in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration paid by each of the parties hereto to each of the other parties hereto (the receipt and sufficiency of which are hereby acknowledged), it is agreed among the parties hereto as follows:

1.         INTERPRETATION

           1.1. SCHEDULES. The Schedules that are attached to this Agreement are incorporated in this Agreement by reference and are deemed to be part hereof.

           1.2. CURRENCY. Unless otherwise indicated, all dollar amounts referred to in this Agreement are in lawful money of the United States of America.

           1.3. CHOICE OF LAW AND ATTORNMENT. This Agreement shall be governed by and construed and enforced in accordance with the laws of Ontario, Canada.

           1.4.       TIME OF ESSENCE. Time shall be of the essence.

2.         PURCHASE AND SALE

           2.1. PURCHASED ASSETS. On the terms and subject to the fulfilment of the conditions, the Vendor hereby agrees to sell, transfer and assign to the Purchaser, and the Purchaser hereby agrees to purchase and accept from the Vendor as of the * day of * , 2001 (the "Closing Date"), assets, rights and interests of the Vendor listed in
                      Schedule 2.1, as attached hereto (the "Purchased Assets").

           2.2. EXCLUDED LIABILITIES AND INDEMNITY. The Purchaser will not assume and will not be liable for, and the Vendor will indemnify the Purchaser from and against, all obligations, commitments and liabilities of and claims against the Vendor (whether absolute, accrued or contingent) relating to the Purchased Assets.

           2.3. PURCHASE PRICE. The price payable by the Purchaser to the Vendor for the Purchased Assets will be the sum of $168,000.

           2.4. PAYMENT OF PURCHASE PRICE AND HOLD BACK. Purchaser and Vendor mutually agree that the Purchase Price, less the Hold Back Funds (as herein described) will be paid and satisfied at the Closing Time by certified check or bank draft. Of the Purchase Price, $108,000.00 shall be retained by the Purchaser (the "Hold Back Funds"). The Purchaser shall pay $9,000.00 of the Hold Back Funds each month for a period of twelve (12) months from the Closing Time. Any claims for indemnification arising out of this Agreement made by the Purchaser which are not settled by the Vendor or the Shareholders may be paid out of the Hold Back Funds.

           2.5. ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Purchased Assets in the manner provided by Schedule 2.5 attached hereto. The Vendor and the Purchaser shall file their respective tax returns prepared in accordance with such allocation.

           2.6. PAYMENT OF TAXES. The Purchaser shall be liable for and shall pay all applicable federal and state sales taxes, excise taxes and all other taxes (other than income taxes of the Vendor), duties and other like charges properly payable on and in connection with the conveyance and transfer of the Purchased Assets to the Purchaser. The Vendor will do and cause to be done such things as are reasonably requested to enable the Purchaser to comply with such obligation in an efficient manner.

3.         REPRESENTATIONS AND WARRANTIES

           3.1. REPRESENTATIONS AND WARRANTIES BY THE VENDOR. The Vendor hereby represents and warrants to the Purchaser as follows, and confirms that the Purchaser is relying upon the accuracy of each of such representations and warranties in connection with the purchase of the Purchased Assets and the completion of the other transactions hereunder:

                      3.1.1. Corporate Authority and Binding Obligation. The Vendor has good right, full corporate power and absolute authority to enter into this Agreement and to sell, assign and transfer the Purchased Assets to the Purchaser in the manner contemplated herein and to perform all of the Vendor's obligations under this Agreement. The Vendor and its shareholders and board of directors have taken all necessary or desirable actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into of, and the execution, delivery and performance of, this Agreement and the sale and transfer of the Purchased Assets by the Vendor to the Purchaser. This Agreement is a legal, valid and binding obligation of the Vendor, enforceable against it in accordance with its terms.

                      3.1.2. Contractual and Regulatory Approvals. The Vendor is not under any obligation, contractual or otherwise, to request or obtain the consent of any person, and no permits, licences, certifications, authorizations or approvals of, or notifications to, any federal, state, municipal or local government or governmental agency, board, commission or authority are required to be obtained by the Vendor.

                      3.1.3.     Status and Governmental Licences.

                                 3.1.3.1.   The Vendor is a corporation duly
                                            incorporated, validly existing and
                                            in good standing in all respects
                                            under the laws of its jurisdiction
                                            of incorporation. The Vendor has all
                                            necessary corporate power to own,
                                            lease and operate its assets,
                                            properties and business and to carry
                                            on its business as it is now being
                                            conducted and is in good standing in
                                            every jurisdiction in which the
                                            nature of its business or the
                                            location of its properties requires
                                            such qualification or licensing.

                                 3.1.3.2.   The Vendor holds all necessary
                                            licences, registrations and
                                            qualifications in each jurisdiction
                                            in which,

                                 (i)        it owns any of the Purchased Assets,
                                            or

                                 (ii) the nature of the Purchased Assets or any part thereof, makes such qualification necessary or desirable to enable the Purchased Assets to be owned and operated.

                                 The Vendor is in compliance with all terms and conditions of the licences, registrations and qualifications. There are no proceedings in progress, pending or, to the best of the knowledge of the Vendor, threatened, which could result in the revocation, cancellation or suspension of any of the licences, registrations or qualifications.

           3.1.4. Compliance with Constating Documents, Agreements and Laws. The execution, delivery and performance of this Agreement and each of the other agreements contemplated or referred to herein by the Vendor, and the completion of the transactions contemplated hereby, will not constitute or result in a violation, breach or default, or cause the acceleration of any obligations under:

                      3.1.4.1. any term or provision of any of the articles, by-laws or other constating documents of the Vendor,

                      3.1.4.2. the terms of any indenture, agreement (written or oral), instrument or understanding or other obligation or restriction to which the Vendor is a party or by which it is bound including, or

                      3.1.4.3. any term or provision of any licences or any order of any court, governmental authority or regulatory body or any law or regulation of any jurisdiction in which the Business is carried on.

                      3.1.4.4. Absence of Undisclosed Liabilities. There are no liabilities (contingent or otherwise) of the Vendor of any kind whatsoever in respect of which the Purchaser may become liable on or after the consummation of the transactions contemplated by this Agreement.

           3.1.5. Litigation. There are no actions, suits or proceedings, judicial or administrative (whether or not purportedly on behalf of the Vendor) pending or, to the best of the knowledge of the Vendor, threatened, by or against or affecting the Vendor which relate to the Purchased Assets, at law or in equity, or before or by any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There are no grounds on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success.

           3.1.6. Title to Assets. The Vendor is the owner of and has good and marketable title to all of the Purchased Assets.

           3.1.7. Works Orders and Deficiencies. There are no outstanding work orders, non-compliance orders, deficiency notices or other such notices relative to the Purchased Assets which have been issued by any regulatory authority, police or fire department, sanitation, environment, labour, health or other governmental authorities or agencies. There are no matters under discussion with any such department or authority relating to work orders, non-compliance orders, deficiency notices or other such notices. None of the Purchased Assets are being operated, in a manner which is in contravention of any statute, regulation, rule, code, standard or policy.

           3.1.8.     Intellectual Property.

                      3.1.8.1. Schedule 3.1.8 attached hereto lists and contains a complete description of:

                                 (i) all patents, patent applications and registrations, trade marks, trade mark applications and registrations, copyrights, copyright applications and registrations, trade names and industrial designs, domestic or foreign, owned or used by the Vendor relating to the Purchased Assets,

                                 (ii)       all trade secrets, know-how,
                                            inventions and other intellectual
                                            property owned or used by the Vendor
                                            relating to the Purchased Assets;
                                            and

                                 (iii) all computer systems and application software, including without limitation all documentation relating thereto and the latest revisions of all related object and source codes therefor, owned or used by the Vendor relating to the Purchased Assets,

                                 (all of the foregoing being collectively called the "Intellectual Property").

                      3.1.8.2. The Vendor has good and valid title to all of the Intellectual Property, free and clear of any and all Encumbrances, except in the case of any Intellectual Property licensed to the Vendor. Complete and correct copies of all agreements whereby any rights in any of the Intellectual Property have been granted or licensed to or from the Vendor have been provided to the Purchaser. No royalty or other fee is required to be paid by the Vendor to any other person in respect of the use of any of the Intellectual Property except as provided in such agreements delivered to the Purchaser. The Vendor has protected its rights in the Intellectual Property. The Vendor has the exclusive right to use all of the Intellectual Property and has not granted any licence or other rights to any other person in respect of the Intellectual Property. Complete and correct copies of all agreements whereby any rights in any of the Intellectual Property have been granted or licensed by the Vendor to any other person have been provided to the Purchaser. The Vendor is entitled to assign all of its rights and interest in and to the Intellectual Property to the Purchaser.

                      3.1.8.3. There are no restrictions on the ability of the Vendor or any successor to or assignee from the Vendor to use and exploit all rights in the Intellectual Property. All statements contained in all applications for registration of the Intellectual Property were true and correct as of the date of this Agreement of such applications. Each of trade marks and trade names included in the Intellectual Property is in use.

                      3.1.8.4. The use of the Purchased Assets and the use of the Intellectual Property does not infringe, and the Vendor has not received any notice, complaint, threat or claim alleging infringement of, any patent, trade mark, trade name, copyright, industrial design, trade secret or other Intellectual Property or propriety right of any other person, and the use of the Purchased Assets does not include any activity which may constitute passing off.

           3.1.9. Partnerships or Joint Ventures. The Vendor is not, in relation to the Purchased Assets, a partner or participant in any partnership, joint venture, profit-sharing arrangement or other association of any kind and is not party to any agreement under which the Vendor agrees to carry on any part of the Business in such manner or by which the Vendor agrees to share any revenue or profit of the Business with any other person.

           3.1.10. Customers. The Vendor has previously delivered to the Purchaser a true and complete list of all customers of the Business as of the date of this Agreement. The Vendor is the sole and exclusive owner of, and has the unrestricted right to use, such customer list. Neither the customer list nor any information relating to the customers of the Business have, within three years prior to the date of this Agreement, been made available to any person other than the Purchaser. The Vendor has no knowledge of any facts that could reasonably be expected to result in the loss of any customers or sources of revenue of the Purchased Assets that, in the aggregate, would be material to the condition of the Purchased Assets.

           3.1.11. Licences, Agency and Distributorship Agreements. There are no agreements to which the Vendor is a party or by which it is bound under which the right to manufacture, use or market any product, service, technology, information, data, computer hardware or software or other property used in or produced or sold in relation to the Purchased Assets has been granted, licensed or otherwise provided to the Vendor or by the Vendor to any other person, or under which the Vendor has been appointed or any person has been appointed by the Vendor as an agent, distributor, licensee or franchisee for any of the foregoing.

           3.1.12. Outstanding Agreements. The Vendor is not a party to or bound by any outstanding or executory agreement, contract or commitment, whether written or oral, relating to the Purchased Assets, except for any contract or agreement described or referred to in this Agreement or in the Schedules hereto.

           3.1.13. Good Standing of Agreements. The Vendor is not in default or breach of any of its obligations under any one or more contracts, agreements (written or oral), commitments, indentures or other instruments to which it is a party or by which it is bound relating to the Purchased Assets, and there exists no state of facts which, after notice or lapse of time or both, would constitute such a default or breach. All such contracts, agreements, commitments, indentures and other instruments are now in good standing and in full force and effect without amendment thereto, the Vendor is entitled to all benefits thereunder and, to the best of the knowledge of the Vendor, the other parties to such contracts, agreements, commitments, indentures and other instruments are not in default or breach of any of their obligations thereunder. There are no contracts, agreements, commitments, indentures or other instruments relating to the Purchased Assets under which the Vendor's rights or the performance of its obligations are dependent on or supported by the guarantee of or any security provided by any other person.

           3.1.14. Compliance with Laws. In relation to the Purchased Assets, the Vendor is not in violation of any federal, state or other law, regulation or order of any government or governmental or regulatory authority, domestic or foreign.

           3.1.15. Disclosure. No representation or warranty contained in this Section 3.1, and no statement contained in any Schedule, certificate, list, summary or other disclosure document provided or to be provided to the Purchaser pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact which is necessary in order to make the statements contained therein not misleading.

3.2. REPRESENTATIONS AND WARRANTIES BY THE PURCHASER. The Purchaser hereby represents and warrants to the Vendor as follows, and confirms that the Vendor is relying on the accuracy of each of such representations and warranties in connection with the sale of the Purchased Assets and the completion of the other transactions hereunder:

           3.2.1. Corporate Authority and Binding Obligation. The Purchaser is a corporation duly incorporated and validly subsisting in all respects under the laws of its jurisdiction of incorporation. The Purchaser has good right, full corporate power and absolute authority to enter into this Agreement and to purchase the Purchased Assets from the Vendor in the manner contemplated herein and to perform all of the Purchaser's obligations under this Agreement. The Purchaser and its shareholders and board of directors have taken all necessary or desirable actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into of, and the execution, delivery and performance of, this Agreement and the purchase of the Purchased Assets by the Purchaser from the Vendor. This Agreement is a legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms.

           3.2.2. Contractual and Regulatory Approvals. The Purchaser is not under any obligation, contractual or otherwise to request or obtain the consent of any person, and no permits, licences, certifications, authorizations or approvals of, or notifications to, any federal, state, municipal or local government or governmental agency, board, commission or authority are required to be obtained by the Purchaser in connection with the execution, delivery or performance by the Purchaser of this Agreement or the completion of any of the transactions contemplated herein. Complete and correct copies of any agreements under which the Purchaser is obligated to request or obtain any such consent have been provided to the Vendor.

           3.2.3. Compliance with Constating Documents, Agreements and Laws. The execution, delivery and performance of this Agreement and each of the other agreements contemplated or referred to herein by the Purchaser, and the completion of the transactions contemplated hereby, will not constitute or result in a violation or breach of or default under:

                      3.2.3.1. any term or provision of any of the articles, by-laws or other constating documents of the Purchaser,

                      3.2.3.2. the terms of any indenture, agreement (written or oral), instrument or understanding or other obligation or restriction to which the Purchaser is a party or by which it is bound, or

                      3.2.3.3. any term or provision of any licences, registrations or qualification of the Purchaser or any order of any court, governmental authority or regulatory body or any applicable law or regulation of any jurisdiction.

4.         SURVIVAL AND LIMITATIONS OF REPRESENTATIONS AND WARRANTIES

           4.1. SURVIVAL OF WARRANTIES BY THE VENDOR. The representations and warranties made by the Vendor and contained in this Agreement, or contained in any document or certificate given in order to carry out the transactions contemplated hereby, will survive the closing of the purchase of the Purchased Assets provided for herein and, notwithstanding such closing or any investigation made by or on behalf of the Purchaser or any other person or any knowledge of the Purchaser or any other person, shall continue in full force and effect for the benefit of the Purchaser, provided that no Warranty Claim ("Warranty Claim" means a claim made by either the Purchaser or the Vendor based on or with respect to the inaccuracy or non-performance or non-fulfillment or breach of any representation or warranty made by the other party contained in this Agreement or contained in any document or certificate given in order to carry out the transactions contemplated herein.) may be made or brought by the Purchaser after the date which is two years following the Closing Date.

           4.2. SURVIVAL OF WARRANTIES BY PURCHASER. The representations and warranties made by the Purchaser and contained in this Agreement or contained in any document or certificate given in order to carry out the transactions contemplated hereby will survive the closing of the purchase and sale of the Purchased Assets provided for herein and, notwithstanding such closing or any investigation made by or on behalf of the Vendor or any other person or any knowledge of the Vendor or any other person, shall continue in full force and effect for the benefit of the Vendor; provided that no Warranty Claim may be made or brought by the Vendor after the date which is two years following the Closing Date.

           4.3.       LIMITATIONS ON WARRANTY CLAIMS.

                      4.3.1. The Purchaser shall not be entitled to make a Warranty Claim if the Purchaser has been advised in writing or otherwise has actual knowledge prior to the Closing Date of the inaccuracy, non-performance, non-fulfillment or breach, which is the basis for such Warranty Claim and the Purchaser completes the transactions hereunder notwithstanding such inaccuracy, non-performance, non-fulfillment or breach.

                      4.3.2. The amount of any damages that may be claimed by the Purchaser pursuant to a Warranty Claim shall be calculated to be the cost or loss to the Purchaser after giving effect to any insurance proceeds available to the Purchaser in relation to the matter which is the subject of the Warranty Claim.

                      4.3.3. Notwithstanding any other provisions of this Agreement or of any agreement, certificate or other document made in order to carry out the transactions contemplated hereby, the maximum aggregate liability of the Vendor together in respect of all Warranty Claims by the Purchaser will be limited to the Purchase Price.

5.         COVENANTS

           5.1. COVENANTS BY THE VENDOR. The Vendor covenants to the Purchaser that it will do or cause to be done the following:

                      5.1.1. Investigation of Business and Examination of Documents. During the period from and including the date of this Agreement to and including the Closing Date (the "Interim Period"), the Vendor will provide access to and will permit the Purchaser, through its representatives, to make such investigation of, the operations, properties, assets and records of the Business and of its financial and legal condition as the Purchaser deems necessary or advisable to familiarize itself with such operations, properties, assets, records and other matters. Without limiting the generality of the foregoing, during the Interim Period the Vendor will permit the Purchaser and its representatives to have access to the premises used in connection with the Business and will produce for inspection and provide copies to the Purchaser of any and all documents in the possession of the Vendor relating to the Business.

                      5.1.2. such investigations and inspections shall not mitigate or affect the representations and warranties of the Vendor hereunder, which shall continue in full force and effect.

                      5.1.3. Transfer of Purchased Assets. At or before the Closing Date, the Vendor will cause all necessary steps and corporate proceedings to be taken in order to permit the Purchased Assets to be duly and regularly transferred to the Purchaser.

                      5.1.4. Forms of Conveyance. On the Closing Date, the Vendor will deliver to the Purchaser good and marketable title to and exclusive possession of the Purchased Assets, free and clear of any and all mortgages, charges, pledges, security interests, liens, encumbrances, actions, claims, demands and equities of any nature whatsoever or howsoever arising and any rights or privileges capable of becoming any of the foregoing. On the Closing Date, the Vendor will execute and deliver to the Purchaser one or more forms of general conveyance, or bills of sale, deeds, transfers and other documents reasonably requested by the Purchaser in respect of the assignment, conveyance, transfer and delivery of the Purchased Assets to the Purchaser in form which is registrable and acceptable to the Purchaser.

           5.2. COVENANTS BY THE PURCHASER. The Purchaser covenants to the Vendor that it will do or cause to be done the following:

                      5.2.1. Confidentiality. Prior to and including the Closing Date and, if the transaction contemplated hereby is not completed, at all times after the Closing Date, the Purchaser will keep confidential all information obtained by it relating to the Business, except such information which:

                                 5.2.1.1. prior to the date of this Agreement was already in the possession of the Purchaser, as demonstrated by written records,

                                 5.2.1.2. is generally available to the public, other than as a result of a disclosure by the Purchaser, or

                                 5.2.1.3. is made available to the Purchaser on a non-confidential basis from a source other than the Vendor or its representatives.

                                 The Purchaser further agrees that such
                                 information will be disclosed only to those of its employees and representatives of its advisors who need to know such information for the purposes of evaluating and implementing the transaction contemplated hereby.
                                 Notwithstanding the foregoing provisions of this paragraph, the obligation to maintain the confidentiality of such information will not apply to the extent that disclosure of such information is required in connection with governmental or other applicable filings relating to the transactions hereunder, provided that, in such case, unless the Vendor otherwise agrees, the Purchaser will, if possible, request confidentiality in respect of such governmental or other filings. If the transactions contemplated hereby are not consummated for any reason, the Purchaser will return forthwith, without retaining any copies, all information and documents obtained from the Vendor.

6.         CONDITIONS

           6.1. CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER. Notwithstanding anything herein contained, the obligation of the Purchaser to complete the transactions provided for herein will be subject to the fulfilment of the following conditions by the Vendor at or prior to the Closing Date.

                      6.1.1. Accuracy of Representations and Warranties and Performance of Covenants. The representations and warranties of the Vendor contained in this Agreement or in any documents delivered in order to carry out the transactions contemplated hereby shall be true and accurate on the date and at the Closing Date with the same force and effect as though such representations and warranties had been made as of the Closing Date (regardless of the date as of which the information in this Agreement or in any Schedule or other document made pursuant hereto is given). In addition, the Vendor shall have complied with all covenants and agreements herein agreed to be performed or caused to be performed by it at or prior to the Closing Date. In addition, the Vendor shall have delivered to the Purchaser a certificate in the form of Schedule 6.1.1 attached hereto confirming that the facts with respect to each of such representations and warranties by the Vendor are as set out herein at the Closing Date and that the Vendor has performed all covenants required to be performed by it hereunder.

                      6.1.2. Material Adverse Changes. During the Interim Period there will have been no change in the condition of the Purchased, howsoever arising, except changes which have occurred in the ordinary course of the Business and which, individually or in the aggregate, have not affected and may not affect the condition of the Purchased Assets in any material adverse respect. Without limiting the generality of the foregoing, during the Interim Period no damage to or destruction of any material part of the Purchased Assets shall have occurred, whether or not covered by insurance.

                      6.1.3. No Restraining Proceedings. No order, decision or ruling of any court, tribunal or regulatory authority having jurisdiction shall have been made, and no action or proceeding shall be pending or threatened which, in the opinion of counsel to the Purchaser, is likely to result in an order, decision or ruling, to disallow, enjoin, prohibit or impose any limitations or conditions on the purchase and sale of the Purchased Assets contemplated hereby or the right of the Purchaser to own the Purchased Assets.

                      6.1.4. Consents. All consents required to be obtained in order to carry out the transactions contemplated hereby in compliance with all laws and agreements binding on the parties hereto shall have been obtained.

                      6.1.5. Assignment and Waiver of Intellectual Property Rights. At the Closing Time, the Vendor shall have delivered to the Purchaser a certificate of the Vendor in the form of the draft attached hereto as Schedule 6.1.5, whereby the Vendor assigns all of its intellectual property rights in the Purchased Assets.

                      6.1.6. Further Assurances. On and at any time after the Closing Date, the Vendor shall furnish the Purchaser at no additional charge with such further written documentation in order to enable the Purchaser to establish, prove or perfect the Purchaser's ownership of any of the assets herein conveyed.

           6.2. WAIVER OR TERMINATION BY PURCHASER. The conditions contained in Section 6.1 are inserted for the exclusive benefit of the Purchaser and may be waived in whole or in part by the Purchaser at any time. The Vendor acknowledges that the waiver by the Purchaser of any condition or any part of any condition shall constitute a waiver only of such condition or such part of such condition, as the case may be, and shall not constitute a waiver of any covenant, agreement, representation or warranty made by the Vendor herein that corresponds or is related to such condition or such part of such condition, as the case may be. If any of the conditions contained in Section 6.1 are not fulfilled or complied with as herein provided, the Purchaser may, at or prior to the Closing Date at its option, rescind this Agreement by notice in writing to the Vendor and in such event the Purchaser shall be released from all obligations hereunder and, unless the condition or conditions which have not been fulfilled are reasonably capable of being fulfilled or caused to be fulfilled by the Vendor, then the Vendor shall also be released from all obligations hereunder.

           6.3. CONDITIONS TO THE OBLIGATIONS OF THE VENDOR. Notwithstanding anything herein contained, the obligations of the Vendor to complete the transactions provided for herein will be subject to the fulfilment of the following conditions at or prior to the Closing Date, and the Purchaser will use its best efforts to ensure that such conditions are fulfilled.

                      6.3.1. Accuracy of Representations and Warranties and Performance of Covenants. The representations and warranties of the Purchaser contained in this Agreement or in any documents delivered in order to carry out the transactions contemplated hereby will be true and accurate on the date and at the Closing Date with the same force and effect as though such representations and warranties had been made as of the Closing Date (regardless of the date as of which the information in this Agreement or any such Schedule or other document made pursuant hereto is given). In addition, the Purchaser shall have complied with all covenants and agreements herein agreed to be performed or caused to be performed by it at or prior to the Closing Date. In addition, the Purchaser shall have delivered to the Vendor a certificate in the form of Schedule 6.3.1 attached hereto confirming that the facts with respect to each of the representations and warranties of the Purchaser are as set out herein at the Closing Date and that the Purchaser has performed each of the covenants required to be performed by it hereunder.

                      6.3.2. No Restraining Proceedings. No order, decision or ruling of any court, tribunal or regulatory authority having jurisdiction shall have been made, and no action or proceeding shall be pending or threatened which, in the opinion of the Vendor, is likely to result in an order, decision or ruling, to disallow, enjoin or prohibit the purchase and sale of the Purchased Assets contemplated hereby.

                      6.3.3. Consents. All consents required to be obtained in order to carry out the transactions contemplated hereby in compliance with all laws and agreements binding upon the parties hereto shall have been obtained.

           6.4. WAIVER OR TERMINATION BY VENDOR. The conditions contained in Section 6.3 are inserted for the exclusive benefit of the Vendor and may be waived in whole or in part by the Vendor at any time. The Purchaser acknowledges that the waiver by the Vendor of any condition or any part of any condition shall constitute a waiver only of such condition or such part of such condition, as the case may be, and shall not constitute a waiver of any covenant, agreement, representation or warranty made by the Purchaser herein that corresponds or is related to such condition or such part of such condition, as the case may be. If any of the conditions contained in Section 6.3 are not fulfilled or complied with as herein provided, the Vendor may, at or prior to the Closing Date at their option, rescind this Agreement by notice in writing to the Purchaser and in such event the Vendor shall each be released from all obligations hereunder, unless the condition or conditions which have not been fulfilled are reasonably capable of being fulfilled or caused to be fulfilled by the Purchaser, then the Purchaser shall also be released from all obligations hereunder.

7.         CLOSING

           7.1. CLOSING ARRANGEMENTS. Subject to the terms and conditions, the transactions contemplated herein shall be closed on the Closing Date at the offices of Perley-Robertson, Hill & McDougall LLP, 90 Sparks Street, 4th Floor, Ottawa, ON K1P 1E2, Canada or at such other place or places as may be mutually agreed on by the Vendor and the Purchaser.

           7.2. DOCUMENTS TO BE DELIVERED. At or before the Closing Date, the Vendor shall execute, or cause to be executed, and shall deliver, or cause to be delivered, to the Purchaser all documents, instruments and things which are to be delivered by the Vendor pursuant to the provisions of this Agreement, and the Purchaser shall execute, or cause to be executed, and shall deliver, or cause to be delivered, to the Vendor all cheques or bank drafts and all documents, instruments and things which the Purchaser is to deliver or to cause to be delivered pursuant to the provisions of this Agreement.

8.         INDEMNIFICATION AND SET-OFF

           8.1.       INDEMNITY BY THE VENDOR.

                      8.1.1. The Vendor hereby agrees to indemnify and save the Purchaser harmless from and against any claims, demands, actions, causes of action, damage, loss, deficiency, cost, liability and expense which may be made or brought against the Purchaser or which the Purchaser may suffer or incur as a result of, in respect of or arising out of:

                                 8.1.1.1.   any non-performance or
                                            non-fulfilment of any covenant or
                                            agreement on the part of the Vendor
                                            contained in this Agreement or in
                                            any document given in order to carry
                                            out the transactions contemplated
                                            hereby;

                                 8.1.1.2. any misrepresentation, inaccuracy, incorrectness or breach of any representation or warranty made by the Vendor contained in this
                                            Agreement or contained in any
                                            document or certificate given in
                                            order to carry out the transactions
                                            contemplated hereby;

                                 8.1.1.3. any non-compliance with any federal, state, local, municipal, foreign, international or other administrative order, constitution, law, ordinance, statute, or treaty applicable to Vendor in the carrying out of the transaction contemplated herein;

                                 8.1.1.4. any claim for a debt, obligation or liability which is not specifically assumed by Purchaser pursuant to this Agreement;

                                 8.1.1.5.   except relates to liabilities
                                            expressed assumed herein, any suit,
                                            action, proceeding, claim,
                                            investigation pending or threatened
                                            against or affecting the Purchased
                                            Assets, regardless of whether such
                                            is disclosed in a Schedule hereto,
                                            that arises from the conduct of the
                                            Business prior to the Closing Date;
                                            and

                                 8.1.1.6.   all costs and expenses including,
                                            without limitation, attorney's fees,
                                            incidental to, arising from or in
                                            respect of the foregoing.

                      8.1.2. The obligations of indemnification by the Vendor pursuant to paragraph 8.1.1 of this section will be:

                                 8.1.2.1. subject to the limitations referred to in Section 4.1 with respect to the survival of the representations and warranties by the Vendor;

                                 8.1.2.2. subject to the limitations referred to in Section 4.3; and

                                 8.1.2.3. subject to the provisions of Section 8.2.

           8.2. PROVISIONS RELATING TO INDEMNITY CLAIMS. The following provisions will apply to any claim by the Purchaser for indemnification by the Vendor pursuant to Section 8.1 (an "Indemnity Claim").

                      8.2.1. Promptly after becoming aware of any matter that may give rise to an Indemnity Claim, the Purchaser will provide to the Vendor written notice of the Indemnity Claim specifying (to the extent that information is available) the factual basis for the Indemnity Claim and the amount of the Indemnity Claim or, if an amount is not then determinable, an estimate of the amount of the Indemnity Claim, if an estimate is feasible in the circumstances.

                      8.2.2. If an Indemnity Claim relates to an alleged liability to any other person (a "Third Party Liability"), including without limitation any governmental or regulatory body or any taxing authority, which is of a nature such that the Purchaser is required by applicable law to make a payment to a third party before the relevant procedure for challenging the existence or quantum of the alleged liability can be implemented or completed, then the Purchaser may, notwithstanding the provisions of sections
                                 8.2.3. and 8.2.4 of this section, make such payment and forthwith demand reimbursement for such payment from the Vendor in accordance with this Agreement; provided that, if the alleged Third Party Liability as finally determined on completion of settlement negotiations or related legal proceedings is less than the amount which is paid by the Vendor in respect of the related Indemnity Claim, then the Purchaser shall forthwith following the final determination pay to the Vendor the amount by which the amount of the Third Party Liability as finally determined is less than the amount which is so paid by the Vendor.

                      8.2.3. The Purchaser shall not negotiate, settle, compromise or pay (except in the case of payment of a judgement) any Third Party Liability as to which it proposes to assert an Indemnity Claim, except with the prior consent of the Vendor (which consent shall not be unreasonably withheld or delayed), unless there is a reasonable possibility that such Third Party Liability may materially and adversely affect the condition of the Purchased Assets or the Purchaser, in which case the Purchaser shall have the right, after notifying the Vendor, to negotiate, settle, compromise or pay such Third Party Liability without prejudice to its rights of indemnification hereunder. The Purchaser shall notify the Vendor within one
                                 (1) week of any third party claims being asserted.

                      8.2.4. With respect to any Third Party Liability, provided the Vendor first admit the Purchaser's right to indemnification for the amount of such Third Party Liability which may at any time be determined or settled, then, in any legal, administrative or other proceedings in connection with the matters forming the basis of the Third Party Liability, the following procedures will apply:

                                 8.2.4.1.   except as contemplated by
                                            subparagraph 8.2.4.3 of this
                                            section, the Vendor will have the
                                            right to assume carriage of the
                                            compromise or settlement of the
                                            Third Party Liability and the
                                            conduct of any related legal,
                                            administrative or other proceedings,
                                            but the Purchaser shall have the
                                            right and shall be given the
                                            opportunity to participate in the
                                            defence of the Third Party
                                            Liability, to consult with the
                                            Vendor in the settlement of the
                                            Third Party Liability and the
                                            conduct of related legal,
                                            administrative and other proceedings
                                            (including consultation with
                                            counsel) and to disagree on
                                            reasonable grounds with the
                                            selection and retention of counsel,
                                            in which case counsel satisfactory
                                            to the Vendor and the Purchaser
                                            shall be retained by the Vendor;

                                 8.2.4.2. the Vendor will co-operate with the Purchaser in relation to the Third Party Liability, will keep it fully advised with respect thereto, will provide it with copies of all relevant documentation as it becomes available, will provide it with access to all records and files relating to the defence of the Third Party Liability and will meet with representatives of the Purchaser at all reasonable times to discuss the Third Party Liability; and

                                 8.2.4.3.   notwithstanding subparagraphs
                                            8.2.4.1 and 8.2.4.2 of this
                                            paragraph, the Vendor will not
                                            settle the Third Party Liability or
                                            conduct any legal, administrative or
                                            other proceedings in any manner
                                            which could, in the reasonable
                                            opinion of the Purchaser, have a
                                            material adverse affect on the
                                            Condition of the Business or the
                                            Purchaser, except with the prior
                                            written consent of the Purchaser.

                      8.2.5. If, with respect to any Third Party Liability, the Vendor does not admit the Purchaser's right to indemnification or decline to assume carriage of the settlement or of any legal, administrative or other proceedings relating to the Third Party Liability, then the following provisions will apply:

                                 8.2.5.1.   the Purchaser, at its discretion,
                                            may assume carriage of the
                                            settlement or of any legal,
                                            administrative or other proceedings
                                            relating to the Third Party
                                            Liability and may defend or settle
                                            the Third Party Liability on such
                                            terms as the Purchaser, acting in
                                            good faith, considers advisable; and

                                 8.2.5.2.   any cost, lost, damage or expense
                                            incurred or suffered by the
                                            Purchaser in the settlement or
                                            defence of such Third Party
                                            Liability or the conduct of any
                                            legal, administrative or other
                                            proceedings shall be added to the
                                            amount of the Indemnity Claim.

                      8.2.6. RIGHT OF SET-OFF. The Purchaser shall have the right to satisfy any amount from time to time owing by it to the Vendor by way of set-off against any amount from time to time owing by the Vendor to the Purchaser, including any amount owing to the Purchaser pursuant to the Vendor's indemnification pursuant to Section 8.1.

9.         GENERAL PROVISIONS

           9.1. FURTHER ASSURANCES. Each of the Vendor and the Purchaser hereby covenants and agrees that at any time and from time to time after the Closing Date it will, on the request of the others, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, transfers, conveyances and assurances as may be required for the better carrying out and performance of all the terms of this Agreement.

           9.2. NOTICES. Any demand, notice or other communications to be given in connection with this Agreement shall be given in writing and may be given by personal delivery or by registered mail addressed to the recipient at the recipient's last known address or such other address or individual as may be designated by notice by any party to the other. Any communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered mail, on the third (3rd) business day following the deposit thereof in the mail. If the party giving any communication knows or ought reasonably to know of any difficulties with the postal system which might affect the delivery of mail, any such communication shall not be mailed but shall be given by personal delivery.

           9.3. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute but one and the same instrument.

           9.4. EXPENSES OF PARTIES. Each of the parties hereto shall bear all expenses incurred by it in connection with this Agreement including, without limitation, the charges of their respective counsel, accountants, financial advisors and finders.

           9.5. BROKERAGE AND FINDER'S FEES. The Vendor agrees to indemnify the Purchaser and hold it harmless in respect of any claim for brokerage or other commissions relative to this Agreement or the transactions contemplated hereby which is caused by actions of the Vendor. The Purchaser will indemnify the Vendor and hold it harmless in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby which is caused by actions of the Purchaser.

           9.6. ANNOUNCEMENTS. No announcement with respect to this Agreement will be made by any party hereto without the prior approval of the Purchaser. The foregoing will not apply to any announcement by any party required in order to comply with laws pertaining to timely disclosure, provided that such party consults with the other parties before making any such announcement.

           9.7. ASSIGNMENT. The rights of the Vendor hereunder shall not be assignable without the written consent of the Purchaser.

           9.8. SUCCESSORS AND ASSIGNS. This Agreement shall be binding on and enure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing herein, express or implied, is intended to confer on any person, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

           9.9. ENTIRE AGREEMENT. This Agreement and the Schedules referred to herein constitute the entire agreement between the parties hereto and supersede all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject-matter. None of the parties hereto shall be bound or charged with any oral or written agreements, representations, warranties, statements, promises, information, arrangements or understandings not specifically set forth in this Agreement or in the Schedules, documents and instruments to be delivered on or before the Closing Date pursuant to this Agreement. The parties hereto further acknowledge and agree that, in entering into this Agreement and in delivering the Schedules, documents and instruments to be delivered on or before the Closing Date, they have not in any way relied, and will not in any way rely, on any oral or written agreements, representations, warranties, statements, promises, information, arrangements or understandings, express or implied, not specifically set forth in this Agreement or in such Schedules, documents or instruments.

           9.10. WAIVER. Any party hereto which is entitled to the benefits of this Agreement may, and has the right to, waive any term or condition at any time on or prior to the Closing Time; provided, however, that such waiver shall be evidenced by written instrument duly executed on behalf of such party.

           9.11. AMENDMENTS. No modification or amendment to this Agreement may be made unless agreed to by the parties hereto in writing.


           IN WITNESS WHEREOF the parties hereto have duly executed this Agreement under seal as of the day and year first above written.


                                       E-CRUITER.COM INC.

                                       by: /s/ Michael Mullarkey
                                           -----------------------------------
                                           Michael Mullarkey



                                       GONYEA CAREER MARKETING INC.

                                       by: /s/ Wayne Gonyea
                                           -----------------------------------
                                           Wayne Gonyea